EXHIBIT 99.1

PennantPark Investment Corporation Announces an Increase of Its Quarterly Distribution to $0.25 Per Share

NEW YORK, Nov. 18, 2009 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (the "Company") (Nasdaq:PNNT) declares an increase of its first fiscal quarter 2010 distribution to $0.25 per share, payable on January 4, 2010 to stockholders of record as of December 24, 2009. Distributions are paid from taxable earnings and may include Return of Capital and/or Capital Gains. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year. The Company is a business development company that invests primarily in U.S. middle-market companies in the form of mezzanine loans, senior secured loans and equity.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT:  PennantPark Investment Corporation
          Aviv Efrat
          (212) 905-1000
          www.pennantpark.com